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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 10, 2001


                              TERRA INDUSTRIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Maryland                        1-8520                        52-1145429
  (State or other jurisdiction of   (Commission File Number)    (IRS Employer Identification No.)
          incorporation)

                                  Terra Centre
                        600 Fourth Street, P.O. Box 6000
                           Sioux City, Iowa 51102-6000
                                 (712) 277-1340
          (Address of Principal Executive Offices, including Zip Code)
              (Registrant's Telephone Number, Including Area Code)

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Item 5.  Other Events and Regulation FD Disclosure.

On October 10, 2001, we entered into a new $175.0 million revolving credit facility (the "New Credit Facility") and issued $200.0 million of 12 7/8% Senior Secured Notes due 2008 (the "New Notes"). The net proceeds from the issuance of the New Notes and the initial borrowings under our New Credit Facility were used to repay in full the outstanding indebtedness under our senior secured term loan facilities and will be used to repay in full our 10 3/4% Senior Notes due 2003 (the "2003 Notes"). The notice of redemption for our 2003 Notes was sent to the holders of the 2003 Notes on or around October 10, 2001 and we expect to redeem the 2003 Notes in November 2001.

We entered into the New Credit Facility pursuant to an Amended and Restated Credit Agreement, dated as of October 10, 2001, by and among Terra Capital, Inc., Terra Nitrogen (U.K.), Limited, Terra Nitrogen, Limited Partnership, Terra Industries Inc., the lenders named therein, the issuers named therein and Citicorp USA, Inc.

Concurrent with the closing of the New Credit Facility, Terra Capital, Inc. issued $200.0 million aggregate principal amount of the New Notes. The New Notes were sold in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The New Notes are expected to be exchanged for notes with identical terms in an exchange offer under the Securities Act.

This filing contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are based on current expectations. These statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and our plans and objectives to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include conditions prevailing in the financial and capital markets from time to time, as well as factors described in the reports and documents that we file from time to time with the Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.  Exhibits.

Exhibit No.                               Description
-----------       --------------------------------------------------------------
4.1               Indenture dated as of October 10, 2001 among Terra Capital,
                  Inc., certain guarantors and U.S. Bank National Association, as trustee, including the form of Note. We agree to furnish a copy of any exhibit or schedule to such Indenture to the Commission upon request.

4.2 Amended and Restated Credit Agreement dated as of October 10, 2001 among Terra Capital, Inc., Terra Nitrogen (U.K.), Limited, and Terra Nitrogen, Limited Partnership, certain guarantors, certain lenders, certain issuing banks and Citicorp USA, Inc. without exhibits or schedules. We agree to furnish a copy of any exhibit or schedule to such Credit Agreement to the Commission upon request.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       TERRA INDUSTRIES INC.

                                       /s/ FRANCIS G. MEYER
                                       --------------------
                                       Francis G. Meyer
                                       Senior Vice President and Chief Financial
                                       Officer

Date: October 16, 2001

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                                  Exhibit Index

Exhibit    Description                                                        Incorporated Herein    Filed with Electronic
-------    -----------                                                        -------------------    ---------------------
No.                                                                           by Reference to        Submission
---                                                                           ---------------        ----------
4.1        Indenture dated as of October 10, 2001 among Terra                                                 X
           Capital, Inc., certain guarantors and U.S. Bank
           National Association, as trustee, including the form
           of Note. We agree to furnish a copy of any exhibit
           or schedule to such Indenture to the Commission upon
           request.

4.2        Amended and Restated Credit Agreement dated as of                                                  X
           October 10, 2001 among Terra Capital, Inc., Terra
           Nitrogen (U.K.), Limited, and Terra Nitrogen, Limited
           Partnership, certain guarantors, certain lenders, certain
           issuing banks and Citicorp USA, Inc. without exhibits or
           schedules. We agree to furnish a copy of any exhibit
           or schedule to such Credit Agreement to the Commission upon request.